Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information and related notes are based on and should be read in conjunction with:

a.the historical audited consolidated financial statements of Santander Holdings USA, Inc. (“SHUSA” or the “Company”) and the related notes, and Management’s Discussion and Analysis of Financial Condition and Results of Operations, included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed on March 2, 2026;

b.the historical unaudited condensed consolidated financial statements of the Company and the related notes, and Management’s Discussion and Analysis of Financial Condition and Results of Operations, included in the Company’s Quarterly Report on Form 10-Q for the six-month period ended June 30, 2026 filed on July 31, 2026;

c.the historical audited consolidated financial statements of Webster Financial Corporation (“Webster”) and the related notes included as Exhibit 99.1 to the Company’s 8-K filed on June 2, 2026; and

d.the historical unaudited condensed consolidated financial statements of Webster and the related notes included as Exhibit 99.1 to the Form 8-K/A to which this exhibit is attached.

The unaudited pro forma condensed combined financial information combines the historical consolidated financial position and results of operations of the Company and Webster as a result of the acquisition of Webster by Banco Santander, S.A. (“Santander”) and the contribution of Webster to SHUSA by Santander in exchange for no consideration and the subsequent merger of Webster with and into the Company (collectively, the “Transaction”). It is provided for illustrative information purposes only and is presented based on available information and certain assumptions that management believes are reasonable. The unaudited pro forma condensed combined financial information is not necessarily, and should not be assumed to be, an indication of the actual results that would have been achieved if the Transaction had been completed as of the dates indicated or that may be achieved in the future. The pro forma condensed combined financial information has been prepared by the Company in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the SEC on May 21, 2020.

The unaudited pro forma condensed combined income statements for the six-month period ended June 30, 2026 and for the year ended December 31, 2025 have been prepared with the assumption that the Transaction was completed as of January 1, 2025. The unaudited pro forma condensed combined balance sheet as of June 30, 2026 has been prepared with the assumption that the Transaction was completed as of that date.

Exhibit 99.2

SANTANDER HOLDINGS USA, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED BALANCE SHEET
Unaudited (In thousands)

	SHUSA Historical as of	Webster Historical as of	Reclassifications Note 2	Pro Forma Adjustments	Note 5	Pro Forma as of
	June 30, 2026	June 30, 2026				June 30, 2026
ASSETS
Cash and cash equivalents(1)	$11,381,591	$2,722,427	$(35,082)	$—		$14,068,936
Federal funds sold and securities purchased under resale agreements or similar arrangements(1)	9,440,137	—	374	—		9,440,511
Investment securities(2)	40,186,192	18,683,681	767,629	(1,174,160)	(a)	58,463,342
Loans held for investment (LHFI)	82,710,074	57,868,678	—	(1,467,489)	(b)	139,111,263
Allowance for loan and lease losses(“ALLL”)	(5,818,621)	(723,846)	—	(126,053)	(c)	(6,668,520)
Net LHFI	76,891,453	57,144,832	—	(1,593,542)		132,442,743
Loans held for sale	1,735,790	13,189	—	—		1,748,979
Premises and equipment, net(3)	908,188	429,266	(167,297)	156,604	(d)	1,326,761
Operating lease assets, net	6,605,992	—	—	—		6,605,992
Goodwill	2,766,665	2,898,463	—	3,441,893	(e)	9,107,021
Intangible assets, net	197,784	290,513	—	1,973,487	(f)	2,461,784
Bank-owned life insurance	2,052,765	1,300,458	—	—		3,353,223
Restricted cash(1)	7,240,924	—	34,862	—		7,275,786
Other assets(4)	5,130,968	2,465,810	(1,139,764)	157,263	(g), (h)	6,614,277
TOTAL ASSETS	$164,538,449	$85,948,639	$(539,278)	$2,961,545		$252,909,355
LIABILITIES
Deposits and other customer accounts(5)	$79,564,561	$70,283,453	$(146,382)	$(18,216)	(i)	$149,683,416
Federal funds purchased and securities loaned or sold under repurchase agreements	22,135,117	73,395	—	—		22,208,512
Trading liabilities	3,475,945	—	—	—		3,475,945
Borrowings and other debt obligations	32,744,295	4,398,417	—	(12,300)	(j)	37,130,412
Accounts payable, accrued expenses, and other liabilities(6)	8,118,860	1,432,625	(392,896)	(9,216)	(k)	9,149,373
TOTAL LIABILITIES	$146,038,778	$76,187,890	$(539,278)	$(39,732)		$221,647,658

MEZZANINE EQUITY
Preferred stock (no par value; 2,000,000 shares outstanding)	$2,000,000	$—	$—	$—		$2,000,000

STOCKHOLDER'S EQUITY
Preferred stock	$—	$283,979	$—	$(31,781)	(l)	$252,198
Common stock and paid-in capital	17,275,965	6,152,136	—	6,357,692	(m)	29,785,793
Treasury stock	—	(1,070,425)	—	1,070,425	(m)	—
Accumulated other comprehensive loss, net of tax	(607,614)	(447,719)	—	447,719	(m)	(607,614)
(Accumulated deficit) / retained earnings	(168,680)	4,842,778	—	(4,842,778)	(m)	(168,680)
TOTAL STOCKHOLDER'S EQUITY	16,499,671	9,760,749	—	3,001,277		29,261,697
TOTAL LIABILITIES, MEZZANINE AND STOCKHOLDER'S EQUITY	$164,538,449	$85,948,639	$(539,278)	$2,961,545		$252,909,355
(1) $34.7 million reclassified to restricted cash and $0.4 million reclassified to federal funds sold and securities purchased under resale agreements or similar arrangements.
(2) $1,327.9 million reclassified from other assets and $560.2 million reclassified from accounts payable, accrued expenses, and other liabilities.
(3) $167.3 million reclassified to other assets.
(4) $1,327.9 million reclassified to investment securities, $0.2 million reclassified to restricted cash, $167.3 million reclassified from premises and equipment, net, and $21.0 million of derivative assets and liabilities that were previously netted and are now presented gross.

(5) $146.4 million reclassified to accounts payable, accrued expenses, and other liabilities.
(6) $560.2 million reclassified to investments, $146.4 million reclassified from deposits and other customer accounts, and $21.0 million of derivative assets and liabilities that were previously netted and are now presented gross.

See accompanying notes to unaudited pro forma condensed combined financial statements.

Exhibit 99.2

SANTANDER HOLDINGS USA, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED INCOME STATEMENT
Unaudited (In thousands)

	SHUSA Historical for the six months ended	Webster Historical for the six months ended	Reclassifications Note 2	Pro Forma Adjustments	Note 6	Pro Forma for the six months ended
	June 30, 2026	June 30, 2026				June 30, 2026
INTEREST INCOME:
Loans	$3,984,083	$1,561,484	$—	$71,743	(a)	$5,617,310
Interest-earning deposits(1)	316,542	—	47,938	—		364,480
Interest and fees on federal funds sold and securities purchased under resale agreements or similar arrangements	603,132	—	—	—		603,132
Investment securities(1)	869,196	446,171	(47,938)	72,171	(b)	1,339,600
TOTAL INTEREST INCOME	5,772,953	2,007,655	—	143,914		7,924,522
INTEREST EXPENSE:
Deposits and other customer accounts	884,184	643,493	—	2,882	(c)	1,530,559
Interest expense on federal funds purchased and securities loaned or sold under repurchase agreements	850,748	1,082	—	—		851,830
Interest expense on trading liabilities	89,661	—	—	—		89,661
Borrowings and other debt obligations	932,242	95,933	—	1,081	(d)	1,029,256
TOTAL INTEREST EXPENSE	2,756,835	740,508	—	3,963		3,501,306
NET INTEREST INCOME	3,016,118	1,267,147	—	139,951		4,423,216
Credit loss expense	678,978	85,500	—	—		764,478
NET INTEREST INCOME AFTER CREDIT LOSS EXPENSE	2,337,140	1,181,647	—	139,951		3,658,738

NON-INTEREST INCOME:
Consumer and commercial fees	233,293	119,755	—	—		353,048
Capital markets and foreign exchange income	421,488	—	—	—		421,488
Lease income	605,969	—	—	—		605,969
Miscellaneous income, net	300,883	88,955	—	—		389,838
TOTAL FEES AND OTHER INCOME	1,561,633	208,710		—		1,770,343
Securities gains, net	48,600	—	—	—		48,600
TOTAL NON-INTEREST INCOME	1,610,233	208,710	—	—		1,818,943
GENERAL, ADMINISTRATIVE AND OTHER EXPENSES:
Compensation and benefits	1,085,891	447,220	—	27,930	(e)	1,561,041
Occupancy and equipment expenses	323,235	39,235	—	3,190	(f)	365,660
Technology, outside service and marketing expense	405,374	153,725	—	—		559,099
Loan expense(2)	158,253	—	11,493	—		169,746
Lease expense	503,328	—	—	—		503,328
Other expenses(2)	229,531	123,891	(11,493)	149,271	(g)	491,200
TOTAL GENERAL, ADMINISTRATIVE AND OTHER EXPENSES	2,705,612	764,071	—	180,391		3,650,074
INCOME BEFORE INCOME TAX	1,241,761	626,286	—	(40,440)		1,827,607
Income tax provision	242,887	123,266		(10,110)	(h)	356,043
NET INCOME	$998,874	$503,020	$—	$(30,330)		$1,471,564
(1) Reclassification of $47.9 million of interest on investments securities to interest-earning deposits.
(2) Reclassification of $11.5 million of other expenses to loan expense.
See accompanying notes to unaudited pro forma condensed combined financial statements.

Exhibit 99.2

SANTANDER HOLDINGS USA, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED INCOME STATEMENT
Unaudited (In thousands)

	SHUSA Historical for the year ended	Webster Historical for the year ended			Note 6	Pro Forma for the year ended
	December 31, 2025	December 31, 2025	Reclassifications Note 2	Pro Forma Adjustments		December 31, 2025
INTEREST INCOME:
Loans	$8,356,608	$3,122,773	$—	$181,902	(a)	$11,661,283
Interest-earning deposits	920,487	—	87,870	—		1,008,357
Interest and fees on federal funds sold and securities purchased under resale agreements or similar arrangements	1,679,483	—	—	—		1,679,483
Investment securities	1,480,080	898,735	(87,870)	147,373	(b)	2,438,318
TOTAL INTEREST INCOME	12,436,658	4,021,508	—	329,275		16,787,441
INTEREST EXPENSE:
Deposits and other customer accounts	1,880,013	1,365,703	—	13,272	(c)	3,258,988
Interest expense on federal funds purchased and securities loaned or sold under repurchase agreements	2,210,270	3,298	—	—		2,213,568
Interest expense on trading liabilities	150,517	—	—	—		150,517
Borrowings and other debt obligations	2,242,993	154,613	—	2,161	(d)	2,399,767
TOTAL INTEREST EXPENSE	6,483,793	1,523,614	—	15,433		8,022,840
NET INTEREST INCOME	5,952,865	2,497,894	—	313,842		8,764,601
Credit loss expense	1,655,924	210,000	—	—		1,865,924
NET INTEREST INCOME AFTER CREDIT LOSS EXPENSE	4,296,941	2,287,894	—	313,842		6,898,677

NON-INTEREST INCOME:
Consumer and commercial fees	487,095	228,583	—	—		715,678
Capital markets and foreign exchange income	494,289	—	—	—		494,289
Lease income	1,631,032	—	—	—		1,631,032
Miscellaneous income, net	713,902	172,716	—	—		886,618
TOTAL FEES AND OTHER INCOME	3,326,318	401,299	—	—		3,727,617
Securities gains, net	154,705	220	—	—		154,925
TOTAL NON-INTEREST INCOME	3,481,023	401,519	—	—		3,882,542
GENERAL, ADMINISTRATIVE AND OTHER EXPENSES:
Compensation and benefits	2,138,311	821,748	—	69,598	(e)	3,029,657
Occupancy and equipment expenses	725,848	77,416	—	6,380	(f)	809,644
Technology, outside service and marketing expense	867,340	286,794	—	—		1,154,134
Loan expense	355,169	—	32,365	—		387,534
Lease expense	1,312,792	—		—		1,312,792
Other expenses	536,973	243,306	(32,365)	339,809	(g)	1,087,723
TOTAL GENERAL, ADMINISTRATIVE AND OTHER EXPENSES	5,936,433	1,429,264	—	415,787		7,781,484
INCOME BEFORE INCOME TAX	1,841,531	1,260,149	—	(101,945)		2,999,735
Income tax provision	196,373	257,347	—	(25,486)	(h)	428,234
NET INCOME	$1,645,158	$1,002,802	$—	$(76,459)		$2,571,501
(1) Reclassification of $87.9 million of interest on investments securities to interest-earning deposits
(2) Reclassification of $32.4 million of other expenses to loan expense

See accompanying notes to unaudited pro forma condensed combined financial statements.

Exhibit 99.2

NOTES TO THE PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1: Basis of Presentation

The accompanying unaudited pro forma condensed combined financial information and related notes have been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the SEC on May 21, 2020.

Certain reclassifications were made to the balance sheet and income statements to align SHUSA and Webster accounting policies and financial statement presentation.

The unaudited pro forma condensed combined financial statements have been prepared to illustrate the effects of the Transaction under the acquisition method of accounting under the provisions of Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. As described in the Form 8-K filed on August 20, 2026 (the “Prior Form 8-K”), Santander was the acquirer of Webster. Santander transferred its investment in Webster to the Company in the form of a capital contribution, and the Company recorded the assets acquired and liabilities assumed at Santander’s carrying value, which equals their estimated fair value as of the acquisition date. The fair value concepts applied are consistent with ASC Topic 820, Fair Value Measurement.

Pursuant to the Transaction, each share of Webster common stock issued and outstanding immediately prior to the merger of Webster with and into Webster Virginia Corporation was converted into the right to receive 2.0548 American depositary shares of Santander and $48.75 in cash, without interest.

Transaction costs associated with the Transaction are expected to be expensed as incurred by Santander and are not expected to be charged to the Company. Any excess of the purchase consideration and noncontrolling interest obtained over the estimated fair value of net assets acquired will be allocated to goodwill.

The pro forma allocation of the purchase price is based on preliminary estimates and assumptions and is subject to change. The Company has not completed the valuation analysis necessary to finalize the fair value estimates of Webster’s assets and liabilities. Preliminary estimates have been developed for certain intangible assets and select financial assets and liabilities. The final allocation of the purchase price will be completed by Santander within the 12-month measurement period following the acquisition date, in accordance with ASC Topic 805. A final determination of fair values will be based on Webster’s actual assets and liabilities as of the closing date of the Transaction and may differ materially from the preliminary estimates presented herein.

The unaudited pro forma condensed combined balance sheet as of June 30, 2026 combines the historical consolidated balance sheets of the Company and Webster, giving effect to the Transaction as if it had been completed on the June 30, 2026. The unaudited pro forma condensed combined income statements for the six months ended June 30, 2026 and for the year ended December 31, 2025 combine the historical consolidated income statements of the Company and Webster, giving effect to the Transaction as if it had been completed on January 1, 2025.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been achieved had the Transaction been completed on the dates indicated, nor is it indicative of future results or financial position of the Company following the Transaction.

The pro forma financial information included herein does not reflect the issuance or maintenance of loss-absorbing instruments that may be required in connection with applicable total loss-absorbing capacity requirements.

Following the completion of the Transaction, the Company sold approximately $9.9 billion of acquired debt securities (classified as Securities available for sale on the unaudited pro forma condensed combined balance sheet) in an effort to optimize liquidity and funding risk management objectives. The unaudited pro forma condensed

Exhibit 99.2

combined balance sheet and unaudited pro forma condensed income statements presented here have not been adjusted to reflect any such completed or contemplated dispositions.

Note 2: Reclassification Adjustments

During the preparation of the unaudited pro forma condensed combined financial information, management performed an analysis of Webster’s financial information to identify differences in accounting policy and financial statement presentation as compared to the presentation of SHUSA. The unaudited proforma financial information above reflects Webster's historical balances reclassified to SHUSA's presentation based on this analysis.

Note 3: Total Consideration and Preliminary Purchase Price Allocation

The following table summarizes the allocation of the total purchase consideration to the fair value of identifiable tangible and intangible assets to be acquired and liabilities to be assumed as if the Transaction had been completed on June 30, 2026. The excess of Santander’s purchase price over the estimated fair value of net assets and noncontrolling interests obtained acquired and contributed to the Company will be recorded as goodwill.

Exhibit 99.2

(in thousands)
Consideration:
Common stock issued (329,846,439 shares)		$4,673,924
Common stock awards converted		10,318
Cash paid		7,825,586
Fair value of Santander's consideration (1)		$12,509,828
Fair value of assets: (2)
Cash and cash equivalents	$2,687,345
Investment securities	18,277,150
Loans held for investment, net	55,551,290
Intangibles assets, net	2,264,000
All other assets (includes $158,383 of deferred taxes on purchase accounting fair value adjustments)	3,250,765
Total assets to be acquired	$82,030,550
Fair value of liabilities: (2)
Deposits and other customer accounts	$70,118,855
Federal funds purchased and securities loaned or sold under repurchase agreements	73,395
Borrowings and other debt obligations	4,386,117
Accounts payable, accrued expenses, and other liabilities	1,030,513
Total liabilities to be acquired	$75,608,880

Less: Fair value of net assets to be acquired		6,421,670
Plus: Preferred stock acquired (3) (4)		252,198
Goodwill recognized(5)		$6,340,356
(1) Actual amount transferred on August 20, 2026 pursuant to the Transaction as described in Note 1.
(2) Asset and liability amounts as of June 30, 2026 inclusive of August 20, 2026 purchase accounting adjustments.
(3) Represents fair value of non-controlling interest preferred stock for Santander recorded as equity for SHUSA.
(4) Upon consummation of the Transaction, existing Webster preferred stock were redeemed and replaced with preferred stock issued SHUSA
(5) Actual goodwill recognized on August 20, 2026 upon consummation of the Transaction was $6.5 billion.

Exhibit 99.2

Note 4: Identifiable Intangible Assets

Identifiable intangible assets are required to be measured at fair value. For purposes of these unaudited pro forma condensed combined financial statements, it is assumed that all assets will be used in a manner that represents their highest and best use. Amounts preliminarily allocated to identifiable intangibles may change significantly, which could result in a material change in amortization of acquired intangible assets. The following represents the amount and estimated useful lives of identifiable intangible assets:

(dollars in thousands)	Amount	Selected Useful Life
Identified intangible assets:
Core deposit intangibles - consumer and commercial	$1,440,800	7-11 years
Core deposit intangibles - health savings accounts	517,200	8 years
Core deposit intangibles - workers comp administration funds	233,700	16 years
Customer relationships and other intangibles(1)	72,300	10 years
	$2,264,000
(1) Includes $10.3 million of trade names which are indefinite-lived

Note 5: Balance Sheet Adjustments

The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined balance sheet. All adjustments are based on preliminary assumptions and valuations, which are subject to change.

a.Fair value adjustment to investment securities to reflect a current market rate of interest as of June 30, 2026 for similar types of securities. A total discount of $2.0 billion, inclusive of an incremental discount of $1.2 billion, will be accreted into interest income over the estimated remaining life of the investment securities portfolio.

b.Fair value adjustment to LHFI to reflect a current market rate of interest for loans as of June 30, 2026 with similar terms, resulting in a non-credit discount of $1.5 billion, which will be accreted into interest income over the estimated remaining life of the loan portfolio.

c.Fair value adjustment to eliminate Webster’s ALLL of $723.8 million at June 30, 2026 and to record the Company’s preliminary estimate of credit losses for the loans to be acquired of $849.9 million. The Company adopted ASU 2025-08, Purchased Loans, and recorded its initial estimate of the allowance for credit losses using the gross-up method.

d.Fair value adjustment to premises and equipment to reflect a current market rate for fixed assets held.

e.Adjustment to reverse Webster’s existing goodwill of $2.9 billion, and to record preliminary estimated goodwill associated with the Transaction of $6.3 billion.

f.Fair value adjustment to eliminate Webster’s core deposit and other intangibles assets of $290.5 million at June 30, 2026 and record a core deposit intangible asset of $2.2 billion and customer relationships and other intangible assets of $72.3 million.

g.Adjustment to deferred tax assets calculated at the statutory rate in effect of 25.0% to reflect the impact of the fair value adjustments to the assets and liabilities acquired.

h.Adjustment to right of use asset for remeasurement using current market and management assumptions.

Exhibit 99.2

i.Fair value adjustment to time deposits calculated as the present value of contractual payments discounted at a market rate as of June 30, 2026.

j.Fair value adjustment to long-term debt calculated as the present value of contractual payments discounted at a market rate as of June 30, 2026.

k.Adjustments made upon remeasurement of the lease liability, benefit plans, unfunded commitment allowance and other immaterial adjustments. These items will be subsequently measured and treated in accordance with their respective GAAP Topics.

l.Preferred stock reflects the conversion of Webster’s Series F and Series G Preferred Stock into newly-issued series of the Company’s preferred stock with substantially the same terms. Fair value adjustment to preferred stock to reflect the market value of Webster’s Preferred Series F and G stock at the time of the Transaction.

m.Adjustment to record the capital contribution of Webster from Santander to the Company of $12.5 billion and to eliminate the additional paid-in capital of Webster and to eliminate components of Webster’s equity (common stock at par value, retained earnings, treasury stock and accumulated other comprehensive income).

The estimated amortization for the next five years for certain balance sheet adjustments is as follows:

Fiscal Year ($ in thousands)	Identified Intangible Assets	Investment Securities	Loans Held for Investment
2026	$339,809	$147,373	$181,902
2027	286,348	143,525	137,207
2028	244,724	142,624	123,217
2029	231,539	136,394	111,405
2030	229,835	134,185	96,940

Note 6: Income Statement Adjustments

The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined income statement. All adjustments are based on preliminary assumptions and valuations, which are subject to change.

a.Represents the accretion of the fair value adjustment on loans into interest income estimated based on maturity and effective interest rate of each loan.

b.Represents the accretion of the fair value adjustment on investment securities into interest income over a weighted average term of 9.8 years using the effective interest method at a weighted average interest rate return of 3.93%.

c.Represents the amortization of the fair value adjustment on time deposits based on contractual maturities using the straight-line method.

d.Represents the amortization of the fair value adjustment on long-term senior debt and subordinated debt over estimated terms of 3 and 9 years using the straight-line method.

e.Represents the increased amortization expense for unvested Webster equity awards replaced with Santander American depository shares upon acquisition.

Exhibit 99.2

f.Represents the amortization of the fair value adjustment on premise and equipment, net using the straight-line method.

g.Represents the amortization of the fair value of core deposit intangible assets utilizing an accelerated method, and customer relationships utilizing the straight-line method. Refer to Note 4 above for estimated amortization periods.

h.Represents the impact of pro forma adjustments to the income tax provision calculated at the statutory rate in effect.